CONTRACT DATA

Contract Number:          [9920-SAMPLE]  Contract Date:   [November 1, 2006]
Initial Purchase Payment: [$25,000]      Retirement Date: [November 1, 2046]
Annuitant:                [John Doe]     Contract Type:   [Non-Qualified]
Contract Owner:           [John Doe]

Upon issuance of this contract your initial purchase payment has been as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the Purchase Payments Provision.

Allocation                                                          Payment
                                                                   Allocation
                                                                   Percentage
AEL One-Year Fixed Account                                           [___%
[6-month DCA Fixed Account                                            ___%
12-month DCA Fixed Account                                            ___%
1 Year Guarantee Period Account                                       ___%
2 Year Guarantee Period Account                                       ___%
3 Year Guarantee Period Account                                       ___%
4 Year Guarantee Period Account                                       ___%
5 Year Guarantee Period Account                                       ___%
6 Year Guarantee Period Account                                       ___%
7 Year Guarantee Period Account                                       ___%
8 Year Guarantee Period Account                                       ___%
9 Year Guarantee Period Account                                       ___%
10 Year Guarantee Period Account                                      ___%
AIM V.I. Basic Value Fund - Series II Shares                          ___%
AIM V.I. Capital Development Fund - Series II Shares                  ___%
AIM V.I. Mid Cap Core Equity Fund - Series II Shares                  ___%
AllianceBernstein VP Growth and Income Portfolio (Class B)            ___%
AllianceBernstein VP International Value Portfolio (Class B)          ___%
AllianceBernstein VP Total Return Portfolio (Class B)                 ___%
American Century(R) VP Inflation Protection, Class II                 ___%
American Century(R) VP International, Class II                        ___%
American Century(R) VP Ultra, Class II                                ___%
American Century(R) VP Value, Class II                                ___%
Colonial Small Cap Value Fund, Variable Series, Class B               ___%
Columbia High Yield Fund, Variable Series, Class B                    ___%
Dreyfus IP Midcap Stock Portfolio, Service Share Class                ___%
Dreyfus IP Technology Growth Portfolio, Service Share Class           ___%
Dreyfus VIF Appreciation Portfolio, Service Share Class               ___%
Dreyfus VIF International Value Portfolio, Service Share Class        ___%
Fidelity VIP Contrafund(R) Portfolio Service Class 2                  ___%
Fidelity VIP Growth Portfolio Service Class 2                         ___%
Fidelity VIP Investment Grade Bond Portfolio Service Class 2          ___%
Fidelity VIP Mid Cap Portfolio Service Class 2                        ___%
Fidelity VIP Overseas Portfolio Service Class 2                       ___%
FTVIPT Franklin Income Securities Fund - Class 2                      ___%
FTVIPT Franklin Rising Dividends Securities Fund - Class 2            ___%
FTVIPT Franklin Small-Mid Cap Growth Securities Fund - Class 2        ___%
FTVIPT Mutual Shares Securities Fund - Class 2                        ___%
FTVIPT Templeton Growth Securities Fund - Class 2                     ___%
FTVIPT Templeton Global Income Securities Fund - Class 2              ___%
Goldman Sachs VIT Mid Cap Value Fund ]                                ___%]

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Contract Number: [9920-SAMPLE]               Contract Date: [November 1, 2006]

[MFS(R) Investors Growth Stock Series - Service Class                [___%
MFS(R) New Discovery Series - Service Class                           ___%
MFS(R) Total Return Series - Service Class                            ___%
MFS(R) Utilities Series - Service Class                               ___%
Oppenheimer Capital Appreciation Fund/VA, Service Shares              ___%
Oppenheimer Global Securities Fund/VA, Service Shares                 ___%
Oppenheimer Main Street Small Cap Fund/VA, Service Shares             ___%
Oppenheimer Strategic Bond Fund/VA, Service Shares                    ___%
Putnam VT Health Sciences Fund - Class IB Shares                      ___%
Putnam VT International Equity Fund - Class IB Shares                 ___%
Putnam VT Small Cap Value Fund - Class IB Shares                      ___%
Putnam VT Vista Fund - Class IB Shares                                ___%
RiverSource(SM) VP - Cash Management Fund                             ___%
RiverSource(SM) VP - Diversified Bond Fund                            ___%
RiverSource(SM) VP - Diversified Equity Income Fund                   ___%
RiverSource(SM) VP - Emerging Markets Fund                            ___%
RiverSource(SM) VP - Global Inflation Protected Securities Fund       ___%
RiverSource(SM) VP - Growth Fund                                      ___%
RiverSource(SM) VP - High Yield Bond Fund                             ___%
RiverSource(SM) VP - International Opportunity Fund                   ___%
RiverSource(SM) VP - Income Opportunities Fund                        ___%
RiverSource(SM) VP - Large Cap Equity Fund                            ___%
RiverSource(SM) VP - Large Cap Value Fund                             ___%
RiverSource(SM) VP - Mid Cap Growth Fund                              ___%
RiverSource(SM) VP - S&P 500 Index Fund                               ___%
RiverSource(SM) VP - Select Value Fund                                ___%
RiverSource(SM) VP - Short Duration US Government Fund                ___%
RiverSource(SM) VP -Small Cap Value Fund                              ___%
Van Kampen LIT Comstock Portfolio Class II Shares                     ___%
Van Kampen UIF U.S. Real Estate Portfolio Class II Shares             ___%
Wanger International Small Cap                                        ___%
Wanger US Smaller Companies ]                                         ___%]

[Portfolio Navigator Asset Allocation Program model: [model name]]

[Death Benefit:  Return of Purchase Payment]
[Death Benefit:  Maximum Anniversary Value]
[Death Benefit:  5% Accumulation]
[Death Benefit:  Enhanced]

[Guaranteed Minimum Accumulation Benefit Rider  Initial Annual Rider Charge of [0.55%]
Duration of Waiting Period: [10] Years          Maximum Annual Rider Charge of 1.75%
Automatic Step-up Percentage: [80%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

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Contract Number: [9920-SAMPLE]               Contract Date: [November 1, 2006]

[Guaranteed Minimum Lifetime Withdrawal Benefit Rider   Initial Annual Rider Charge [0.60%]
                                                        Maximum Annual Rider Charge [1.50%]
Maximum RBA and GBA                                     [$5,000,000 ]
Maximum ALP                                             [$300,000 ]
GBP Percentage                                          [7%]
ALP Percentage                                          [6%]
Annual Lifetime Payment Attained Age                    Age [65]
Waiting Period                                          [3] Years

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider             Initial Annual Rider Charge of [0.30%]
(Maximum Anniversary Value Benefit Base)             Maximum Annual Rider Charge of [1.50%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider             Initial Annual Rider Charge of [0.60%]
(5% Accumulation Benefit Base)                       Maximum Annual Rider Charge of [1.75%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.]]]

[Guaranteed Minimum Income Benefit Rider             Initial Annual Rider Charge of 0.[65%]
(Greater of Maximum Anniversary Value Benefit Base   Maximum Annual Rider Charge of [2.00%]
and 5% Accumulation Benefit Base)

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the One-Year Fixed Account, if applicable.] ]]

[Benefit Protector Death Benefit Rider                Annual Charge of [0.25%]
         Rider Benefit Percentage                               [ 40%]
            Maximum Earnings at Death Percentage                [250%]]

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Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

[Benefit Protector Plus Death Benefit Rider           Annual Charge of [0.40%]

         Rider Benefit Percentage                               [40%]
         Maximum Earnings at Death Percentage                  [250%]
         Purchase Payment Percentage Schedule
            Death Occurring in Contract Years                Percentage
                       1 - 2                                    [ 0%]
                       3 - 4                                    [10%]
                       5 and later                              [20%]]

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven/five] years before withdrawal.

Years From Purchase Payment Receipt      Withdrawal Charge
-----------------------------------      -----------------
                     [1                  8.0% of purchase payment withdrawn
                     2                   8.0% of purchase payment withdrawn
                     3                   7.0% of purchase payment withdrawn
                     4                   7.0% of purchase payment withdrawn
                     5                   6.0% of purchase payment withdrawn
                     6                   5.0% of purchase payment withdrawn
                     7                   3.0% of purchase payment withdrawn
                     8 +                 0.0% of purchase payment withdrawn]

                               OR

                     [1                  8.0% of purchase payment withdrawn
                     2                   7.0% of purchase payment withdrawn
                     3                   6.0% of purchase payment withdrawn
                     4                   4.0% of purchase payment withdrawn
                     5                   2.0% of purchase payment withdrawn
                     6 +                 0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge: [0.90% - 1.75% of the daily net asset value]

Annual Variable Account Administrative Charge: [0.15% of the daily net asset value]

Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total AEL Variable Annuity Purchase Payment Per Annuitant Life:
[$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the AEL Fixed Account is [X]%.

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Contract Number: [9920-SAMPLE]   Contract Date: [November 1, 2006]

One-Year Fixed Account Purchase Payment and Transfer Limits:

      1. Payments to the One-Year Fixed Account:
            Limited to [30%] of each payment.

      2. Transfers to the One-Year Fixed Account:
            Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

      3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:
            Limited to the greater of:
                  a.    [$10,000]; or
                  b. [30%] of the One-Year Fixed Account Contract Value at the beginning of the contract year.

MARKET VALUE ADJUSTMENT
-----------------------
All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. Refer to the Market Value Adjustment Provision.

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